[1 SEAFIRST BANK LETTERHEAD]

                            BUSINESS LOAN AGREEMENT

THIS BUSINESS LOAN AGREEMENT ("AGREEMENT") IS MADE BETWEEN BANK OF AMERICA NT&SA DOING BUSINESS AS SEAFIRST BANK ("BANK") AND TELEDESIC L.L.C. ("BORROWER") WITH RESPECT TO THE FOLLOWING:

                                     PART A

     LINE OF CREDIT #1. Subject to the terms of this Agreement, Bank will make loans to Borrower under a [X] revolving [ ] non-revolving line of credit as follows:

     (a) TOTAL AMOUNT AVAILABLE: The lesser of $9,960,000.00 or 80% of total project cost.

          [ ] Subject to the provisions of any accounts receivable and/or inventory borrowing plan required herein; it is expressly understood that collateral ineligible for borrowing purposes is determined solely by Bank.

          [ ] Subject to (describe): N/A.

     (b) AVAILABILITY PERIOD: 6/17/98 through 06/30/2000. However, if loans are made and/or new promissory notes executed after the last date, such advances will be subject to the terms of this Agreement until repaid in full unless a written statement signed by the Bank and Borrower provides otherwise, or a replacement loan agreement is executed. The making of such additional advances alone, however, does not constitute a commitment by the Bank to make any further advances or extend the availability period.

     (c)  INTEREST RATE:

          [X] Bank's publicly announced Reference Rate plus 0.00 percent of the principal per annum. "Reference Rate" means the rate of interest publicly announced from time to time by Bank in San Francisco, California as its "Reference Rate." The Reference Rate is set based on various factors including Bank's cost and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans. Bank may price loans to its customers at, above, or below the Reference Rate. Any change in the Reference Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Reference Rate.

          [X] or LIBOR + 225 basis points.

     (d) INTEREST RATE BASIS: All interest will be calculated at the per annum interest rate based on a 360-day year and applied to the actual number of days elapsed.

     (e) REPAYMENT: At the times and in amounts as set forth in note(s) required under Part B Article 1 of this Agreement.

     (f) COLLATERAL. This line of credit shall be secured by a security interest, which is hereby granted, in favor of Bank on the following collateral: UCC filing on equipment, fixtures and all proceeds thereof.

          Also, collateral securing other loans with Bank may secure this loan.

[1 SEAFIRST BANK LETTER HEAD]

                            BUSINESS LOAN AGREEMENT

                                     Part B

1. PROMISSORY NOTE(S). All loans shall be evidenced by promissory notes in a form and substance satisfactory to Bank.

2. CONDITIONS TO AVAILABILITY OF LOAN/LINE OF CREDIT. Before Bank is obligated to disburse/make any advance, Bank must receive all of the following, each of which must be in form and substance satisfactory to Bank ("loan documents"):

      2.1   Original, executed promissory note(s);

      2.2 Original executed security agreement(s) and or deed(s) of trust covering the collateral described in Part A;

      2.3   Financing statement(s) executed by Borrower;

      2.4 Such evidence that Bank may deem appropriate that the security interests and liens in favor of Bank are valid, enforceable, and prior to the rights and interests of others except those consented to in writing by Bank;

      2.5 Evidence that the execution, delivery, and performance by Borrower of this Agreement and the execution, delivery, and performance by Borrower and any corporate guarantor or corporate subordinating creditor of any instrument or agreement required under this Agreement, as appropriate, have been duly authorized;

      2.6 Pay or reimburse Bank for any out-of-pocket expenses expended in making or administering the loans made hereunder including without limitation attorney's fees (including allocated costs of in-house counsel) not to exceed $3,500 in the aggregate; and

     +2.7   Other (describe): See Exhibit A.

      REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Bank, except as Borrower has disclosed to Bank in writing, as of the date of this Agreement (and as of a date of any drawdown):

     +3.1 Borrower is duly organized and existing under the laws of the state of its organization as a limited liability company with perpetual duration.

            Borrower is properly licensed and in good standing in each state in which Borrower is doing business and Borrower has qualified under, and complied with, where required, the fictitious or trade name statutes of each state in which Borrower is doing business, and Borrower has obtained all necessary government approvals for its business activities as currently conducted; the execution, delivery, and performance of this Agreement and such notes and other instruments required herein are within Borrower's powers, have been duly authorized, and, as to Borrower and any guarantor, are not in conflict with the terms of any charter, bylaw, or other organization papers of Borrower, and this Agreement, such notes and the loan documents are valid and enforceable according to their terms;

      3.2 The execution, delivery, and performance of this Agreement, the loan documents and any other instruments are not in conflict with any law or any material indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound or affected;

      3.3 Borrower has title to certain material assets as reflected in its financial statements (except such assets which have been sold or otherwise disposed of in the ordinary course of business;

      3.4 All financial information, statements as to ownership of Borrower and all other statements submitted by Borrower to Bank, whether previously or in the future, are and will be true and correct in all material respects upon submission and are and will be complete upon date of submission insofar as may be necessary to give Bank a true and accurate knowledge of the subject matter thereof;

      3.5 Borrower has filed all tax returns and reports as required by law to be filed and has paid all taxes and assessments applicable to Borrower or to its properties which are presently due and payable, except those being contested in good faith;

      3.6 There are no proceedings, litigation or claims (including unpaid taxes) for an amount in excess of $25,000,000 against Borrower pending or, to the knowledge of the Borrower, threatened, before any court or government agency, and no other event has occurred which may have a material adverse effect on Borrower's financial condition;

      3.7 There is no event which is, or with notice or lapse of time, or both, would be, an Event of Default (as defined in Section 7) under this Agreement;

     +3.8 Each chief place of business of Borrower, and the office or offices where Borrower keeps its records concerning any of the collateral, is located at: 1445 - 120th Avenue NE, Bellevue, WA 98005. Until January 1, 1999, it is anticipated Borrower will continue to be conducting business at its current address: 2300 Carillon Point, Kirkland, WA.

4. AFFIRMATIVE COVENANTS. So long as credit granted under this Agreement is available and until full and final payment of all sums outstanding under this agreement and promissory note(s) Borrower will:

     +4.1 Use the proceeds of the loans covered by this Agreement only in connection with Borrower's business activities and exclusively for the following purposes: Finance (or reimburse Borrower for) remodeling, furnishing and other tenant improvements for new headquarters;

     +4.2 Promptly give written notice to Bank of any Event of Default under this Agreement or any other agreement with Bank or any other creditor (where the obligation to any other creditor for borrowed money exceeds $25,000,000) or any event which become an Event of Default;

     +4.3 Borrower shall as soon as available, but in any event within 120 days following the end of each Borrower's fiscal years and within 30 days following the end of each quarter provide to Bank, in a form prepared by Borrower in its normal course of business, such financial statements respecting the financial condition and operations of Borrower with all annual statements to be audited by independent certified public accountants.

      4.4 Borrower will maintain in effect property and casualty insurance with responsible insurance companies in such amounts and against such risks as is customarily maintained by persons engaged in businesses similar to that of Borrower and all policies covering property given as security for the loans shall have loss payable clauses in favor of Bank. Borrower agrees to deliver to Bank such evidence of insurance as Bank may reasonably require and, within thirty (30) days after notice from Bank, to obtain such additional insurance with an insurer satisfactory to the Bank;

      4.5 Borrower will pay all indebtedness taxes and other obligations for which the Borrower is liable or to which its income or property is subject before they shall become delinquent, except any which is being contested by the Borrower in good faith;

      4.5 Borrower will maintain adequate books, accounts and records and prepare all financial statements required hereunder in accordance with generally accepted accounting principles and practices consistently applied, and in compliance with the regulations of any governmental regulatory body having jurisdiction over Borrower or Borrower's business;

      4.7 Borrower will perform, on request of Bank, such acts as may be necessary or advisable to perfect any lien or security interest provided herein or otherwise carry out the intent of this Agreement;

      4.8 Borrower will comply with all applicable material federal, state and municipal laws, ordinances, rules and regulations relating to its properties, charters, businesses and operations, including compliance with all minimum funding and other requirements related to any of Borrower's employee benefit plans;

      NEGATIVE COVENANTS. So long as credit granted under this Agreement is available and until full and final payment of all sums outstanding under this Agreement and promissory note(s):

       5.1  Borrower will not liquidate or dissolve.

      EVENTS OF DEFAULT. The occurrence of any of the following events ("Events of Default") shall terminate any and all obligations on the part of Bank to make or continue the loan and/or line of credit and, at the option of Bank, shall make all sums of interest and principal outstanding under the loan and/or line of credit immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of non payment or dishonor, or other notices or demands of any kind or character, all of which are waived by Borrower, and Bank may proceed with collection of such obligations and enforcement and realization upon all security which it may hold and to the enforcement of all rights hereunder or at law:

       6.1 The Borrower shall fail to pay within 10 business days any amount payable by it hereunder on any loans or notes executed in connection herewith;

       6.2 Borrower shall fail to comply with the provisions of any other covenant, obligation or term of this Agreement or the Security Agreement for a period of thirty (30) days after written notice thereof shall have been given to the Borrower by Bank;

       6.3 Borrower shall fail to pay when due any other obligation for borrowed money exceeding $25,000,000, or to perform any term or covenant on its part to be performed under any agreement relating to such obligation and such other debt then shall be declared to be due and payable and such failure shall continue after the applicable grace period;

       6.4 Any representation or warranty made by Borrower in this Agreement or in any other statement to Bank shall prove to have been false or misleading in any material respect when made, unless the Borrower remedies such condition within 30 days after written notice from the Bank;

       6.5 Borrower makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions to any court for a receiver or trustee for Borrower or any substantial part of its property, commences any proceeding relating to the arrangement, readjustment, reorganization or liquidation under any bankruptcy or similar laws, or if there is commenced against Borrower any such proceedings which remain undismissed for a period of thirty (30) days or, if Borrower by any act indicates its consent or acquiescence in any such proceeding or the appointment of any such trustee or receiver;

       6.6 Any judgment attaches against Borrower or any of its properties for an amount in excess of $25,000,000 which remains unpaid, unstayed on appeal, unbonded or undismissed for a period of thirty (30) days;

       6.6 Loss of any required government approvals, and/or any governmental regulatory authority takes or institutes action which, in the opinion of Bank, will materially affect in an adverse manner Borrower's ability to repay the loan and/or line of credit;

     6.7  Borrower ceases to exist as a going concern.

7. SUCCESSORS; WAIVERS. Notwithstanding the Events of Default above, this Agreement shall be binding upon and inure to the benefit of Borrower and Bank, their respective successors and assigns, except that Borrower may not assign its rights hereunder. No consent or waiver under this Agreement shall be effective unless in writing and signed by the Bank and shall not waive or affect any other default, whether prior or subsequent thereto, and whether of the same of different type. No delay or omission on the part of the Bank in exercising any right shall operate as a waiver of such right or any other right.

8.   ARBITRATION.

     8.1 At the request of either Bank or Borrower any controversy or claim between the Bank and Borrower, arising from or relating to this Agreement or any loan document executed in connection with this Agreement or arising from any alleged tort shall be settled by arbitration in Seattle, Washington. The United States Arbitration Act will apply to the arbitration proceedings which will be administered by the American Arbitration Association under its commercial rules of arbitration except that unless the amount of the claim(s) being arbitrated exceeds $5,000,000 there shall be only one arbitrator. Any controversy over whether an issue is arbitrable shall be determined by the arbitrator(s). Judgement upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of any action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of either party, including plaintiff, to submit the controversy or claim to arbitration if such action for judicial relief is contested.

     8.2 For purposes of the application of the statute of limitations the filing of an arbitration as provided herein is the equivalent of filing a lawsuit and the arbitrator(s) will have the authority to decide whether any claim or controversy is barred by the statute of limitations, and if so, to dismiss the arbitration on that basis. The parties consent to the joinder in the arbitration proceedings of any guarantor, hypothecator or other party having an interest related to the claim or controversy being arbitrated.

     8.3 Notwithstanding the provisions of Section 9.1, no controversy or claim shall be submitted to arbitration without the consent of all parties if at the time of the proposed submission, such controversy or claim arises from or relates to an obligation secured by real property or by a marine vessel;

     8.4 No provision of this Section 9 shall limit the right of the Borrower or the Bank to exercise self-help remedies such as setoff, foreclosure or sale of any collateral, or obtaining any ancillary provisional interim remedies from a court of competent jurisdiction before, after or during the pendency of any arbitration proceeding. The exercise of any such remedy does not waive the right of either party to request arbitration.

9. COLLECTION ACTIVITIES, LAWSUITS AND GOVERNING LAW. Borrower agrees to pay the Bank's reasonable costs and expenses (including reasonable attorney's fees and the allocated cost for in-house legal services incurred by Bank), incurred in the documentation and administration of this Agreement and the loans reflected herein. Upon the occurrence and continuance of an event of default, the nonprevailing party shall, upon demand by the prevailing party, reimburse the prevailing party of all of its costs, expenses and reasonable attorneys' fees (including the allocated cost of in-house counsel) incurred in connection with any controversy or claim between said parties relating to this Agreement or any of the loan documents, or to an alleged tort arising out of the transactions evidenced by this agreement or any of the loan documents, including those incurred in any action, bankruptcy proceeding, arbitration or other alternative dispute resolution proceeding, or appeal, or in the course of exercising any judicial or nonjudicial remedies. If suit is instituted by Bank to enforce this Agreement or any of the loan documents, Borrower consents to the personal jurisdiction of the courts of the State of Washington and Federal Courts located in the State of Washington. Borrower further consents to the venue of such suit being lain in Seattle, Washington. This Agreement and any notes, security agreements and other loan documents entered into pursuant to this Agreement shall be construed in accordance with the laws of the State of Washington.

10. ADDITIONAL PROVISIONS. Borrower agrees to the additional provisions set forth immediately following this Section 11 or on any "Exhibit A" attached to and hereby incorporated into Agreement. This Agreement supersedes all oral negotiations of agreements between Bank and Borrower with respect to the subject matter hereof and constitutes the entire understanding and Agreement of the matters set forth in this Agreement.

11. MISCELLANEOUS. If any provision of this Agreement is held to be invalid or unenforceable, then (a) such provision shall be deemed modified if possible, or if not possible, such provision shall be deemed stricken, and
     (b) all other provisions shall remain in full force and effect.

     11.1 If the imposition of or any change in any law, rule, or regulation guideline or the interpretation or application of any thereof by any court of administrative or governmental authority (including any request or policy whether or not having the force of law) shall impose or modify any taxes (except U.S. federal, state or local income, gross receipts or franchise taxes imposed on Bank), or reserve requirements which would:
     (a) increase the cost to Bank for extending or maintaining any loans and/or line of credit to which this Agreement relates, (b) reduce the amounts payable to Bank under this Agreement, such notes and other instruments, or
     (c) reduce the rate of return on Bank's capital as a consequence of Bank's obligations with respect to any loan and/or line of credit to which this Agreement relates, then Bank agrees to give Borrower notice thereof within thirty (30) days of such change and Borrower, at its option, may prepay the promissory note within ten (10) business days without penalty. Or, alternatively, Borrower agrees to pay Bank such additional amounts as will compensate Bank therefor, within thirty (30) days after Bank's written demand for such payment, which demand shall be accompanied by an explanation of such imposition or charge and a calculation in reasonable detail of the additional amounts payable to Borrower;

     11.2 Bank will not sell participation in or assign this loan in whole or in part without notice to Borrower and Bank will not provide information regarding the Borrower and this Agreement to any prospective participant or assignee.

12. NOTICES. Any notices shall be given in writing to the opposite party's signature below or as that party may otherwise specify in writing.

13. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

This Business Loan Agreement (Parts A and B) executed by the parties on June 19, 1998 Borrower acknowledges having read all of the provisions of this Agreement and Borrower agrees to its terms.

Bank of America NT&SA, D.B.A, Seafirst Western Commercial Banking, Team 2.
                                       -----------------------------------
                                       (Branch/Office)


By:      /s/ BARBARA W. TRIMBLE             Title:            Vice President
         ----------------------                               --------------
         Barbara W. Trimble

Address: 10500 NE 8th Street, Suite 500     City, State, Zip: Bellevue, Washington 98004.
         ------------------------------                       ---------------------------

Phone:   (206) 585-6020                     Fax:              (206) 585-6393.
         --------------                                       ---------------


            TELEDESIC LLC by TELEDESIC CORPORATION, MANAGING MEMBER.
            --------------------------------------------------------
                                (Borrower Name)


By:      /s/ JOHN J. NOKLEBERG             Title:            Chief Financial Officer
         --------------------------                          ----------------------------
         John J. Nokleberg

Address: 2300 Carillon Point               City, State, Zip: Kirkland, Washington 98033
         --------------------------                          ----------------------------

Phone:   (425) 602-6400                    Fax:              (425) 602-6240
         --------------------------                          ----------------------------

                      EXHIBIT A TO BUSINESS LOAN AGREEMENT
               BETWEEN BANK OF AMERICA NT & SA dba SEAFIRST BANK
                                      AND
           TELEDESIC L.L.C. by TELEDESIC CORPORATION, MANAGING MEMBER
                              DATED June 17, 1998



Financial Covenants:

* Teledesic L.L.C. will maintain a minimum balance of unencumbered cash and short term investments equal to the commitment of this facility.

Other Conditions:

1 Prior to any advances made under this facility, there must be evidence that material progress regarding the program agreements between the Borrower and its prime contractor(s) has continued to occur.

2. - Principal Group must contribute $400,000.00 in cash; Borrower must contribute no less than $400,000.00 in cash and no less than 20% of total project cost, currently budgeted to be $12,453,489.

3. Borrower's LLC agreements and Unit Purchase Agreement must be in a form satisfactory to Bank.

                         FIRST AMENDMENT ("AMENDMENT")
                                     TO THE
           BUSINESS LOAN AGREEMENT ("AGREEMENT") DATED JUNE 19, 1998
                                    BETWEEN
                   BANK OF AMERICA NT & SA dba SEAFIRST BANK
                       AND TELEDESIC L.L.C. ("BORROWER")


The above-referenced loan agreement is hereby amended as follows:

- Total Amount Available in Section 1(a) is amended in its entirety to the following:

     The lesser of $11,275,000 or 80% of total project cost.

- Financial Covenants Section in Exhibit A to Business Loan Agreement is amended in its entirety to the following:

     Borrower will maintain a minimum of $25,000,000 in unencumbered cash and short term marketable securities. This requirement shall not be additive to any terms and conditions included in the related Lease Agreement between Borrower and The Principal Group.

This Amendment is executed by the parties on August 4, 1998.



Bank of America NT&SA                   Teledesic L.L.C. by
                                        Teledesic Corporation, Managing Member




by: /s/ BARBARA W. TRIMBLE              by: /s/ JOHN J. NOKLEBERG
   -----------------------------           -----------------------------
    Barbara W. Trimble,                     John J. Nokleberg,
    Vice President                          Chief Financial Officer

                         SECOND AMENDMENT ("AMENDMENT")
                                     TO THE
           BUSINESS LOAN AGREEMENT ("AGREEMENT") DATED JUNE 19, 1998
                                    BETWEEN
                   BANK OF AMERICA NT & SA dba SEAFIRST BANK
                       AND TELEDESIC L.L.C. ("BORROWER")

The above-referenced loan agreement is hereby amended as follows:

o Quarterly financial reporting requirement included in Section 4.3 is amended from 30 days following the end of each quarter to 60 days following the end of each quarter.

This Amendment is executed by the parties on 1/27/ , 1999.

Bank of America NT&SA                     Teledesic L.L.C. by
                                          Teledesic Corporation, Managing Member

By: /s/ BARBARA W. TRIMBLE                by: /s/ JOHN J. NOKLEBERG
   -----------------------------------       --------------------------------
    Barbara W. Trimble, Vice President       John J. Nokleberg, Chief Financial
                                             Officer

                                                              DUE: JUNE 30, 2000

                                PROMISSORY NOTE

                                TELEDESIC L.L.C.

$9,960,000.00                                               Dated: JUNE 19, 1998
                                                             Seattle, Washington

     TELEDESIC L.L.C., a DELAWARE limited liability company ("Maker") unconditionally promises to pay to the order of Bank of America National Trust and Savings Association, doing business as SEAFIRST BANK ("Bank"), at its WESTERN WHOLESALE BANKING TEAM 2 office, 10500 NE 8TH, SUITE 500, BELLEVUE, WASHINGTON 98004 on or before JUNE 30, 2000, in immediately available funds, the principal sum of NINE MILLION NINE HUNDRED SIXTY THOUSAND Dollars and no/100's ($9,960,000.00), or such lesser sum as may be advanced hereunder. Maker further agrees to pay interest on the daily unpaid principal balance, in arrears on the last day of each quarter, beginning the 30th day of September, 1998, in accordance with the terms, conditions, and definitions of Exhibit A attached, which are incorporated herein. Also incorporated herein is Exhibit 1 attached hereto, regarding prepayment fees.

     All advances under this Note, all conversions between the interest rate options, and all payments of principal and interest may be reflected on a schedule or a computer-generated statement which shall become a part hereof. All unpaid principal and accrued but unpaid interest under this Note shall be paid in full on JUNE 30, 2000.

     If all or any portion of the principal amount or any installment of interest is not paid when due, interest shall accrue, at the option of the holder of this Note, from the date of default at a floating rate per annum one and one half percent (1.50%) above the Reference Rate, as the Reference Rate may vary from time to time, and the entire unpaid principal amount of this Note, together with all accrued interest, shall become immediately due and payable at the option of the holder hereof.

     Advances under this Note may be made by Bank at the oral or written request of JAMES MULLEN and JOHN J. NOKLEBERG, any one acting alone, who are authorized to request advances and direct the disposition of any such advances until written notice of the revocation of such authority is received by Bank at its office indicated above. Any such advance shall be conclusively presumed to have been made to or for the benefit of Maker when made in accordance with such requests and directions, or when said advances are deposited to the credit of an account of Maker with Bank, regardless of the fact that persons other than those authorized under this paragraph may have authority to draw against such account.

     Maker hereby waives presentment, demand, protest, and notice of dishonor hereof. Each party signing or endorsing this Note signs as maker and principal, and not as guarantor, surety, or accommodation party; and is estopped from asserting any defense based on any capacity other than maker or principal.

     This Note shall be governed by and construed in accordance with the laws of the State of Washington.

     ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, TO EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.


                                        TELEDESIC L.L.C.
                                        BY: TELEDESIC CORPORATION, MANAGING
                                        MEMBER


                                        By: /s/ JOHN J. NOKLEBERG
                                           ----------------------------
                                           JOHN J. NOKLEBERG

                                        Its:
                                            ---------------------------
                                            Chief Financial Officer

                                   EXHIBIT A
                              INTEREST PROVISIONS

                                   ARTICLE 1

                                  DEFINITIONS

     All terms defined below shall have the meaning indicated:

     1.1 Adjusted LIBOR Rate shall mean for any day that per annum rate equal to the sum of (a) a margin of 2.25%, (b) the quotient of (i) the LIBOR Rate as determined for such day, divided by (ii) the Reserve Adjustment. The Adjusted LIBOR Rate shall change with any change in the LIBOR Rate on the first day of each Interest Period and on the effective date of any change in the Reserve Adjustment.

     1.2  Advances shall mean the disbursement of loan proceeds under the Note.

     1.3 Available Amounts shall mean the lesser of $9,960,000.00 or 80% of the total project cost.

     1.4   Bank shall mean the holder of the Note.

     1.5   Borrower shall mean the maker of the Note.

     1.6 Business Day shall mean any day other than a Saturday, Sunday, or other day on which commercial banks in Seattle, Washington, are authorized or required by law to close.

     1.7 Commencement Date shall mean the first day of any Interest Period as requested by Borrower.

     1.8 Floating Rate Loans shall mean those portions of principal of the Note accruing interest at the Floating Rate.

     1.9   Floating Rate shall mean the Reference Rate plus 0% per annum.

     1.10 Interest Period shall mean the period commencing on the date of any advance at or conversion to an Adjusted LIBOR Rate and ending on any date thereafter as selected by Borrower, subject to the restrictions of Section 2.3. If any Interest Period would end on a day which is not a Business Day, the Interest Period shall be extended to the next succeeding Business Day.

     1.11 LIBOR Rate shall mean for any Interest Period the per annum rate, calculated on the basis of actual number of days elapsed over a year of 360 days, for U.S. Dollar deposits for a period equal to the Interest Period appearing on the display designated as "Page 3750" on the Telerate Service (or such other page on that service or such other service designated by the British Banker's Association for the display of that Association's Interest Settlement Rates for U.S. Dollar deposits) as of 11:00 a.m., London time, on the day which is two London Banking Days prior to the first day of the Interest Period. If there is no period equal to the Interest Period on the display, the LIBOR Rate shall be determined by straight-line interpolation to the nearest month (or week or day if expressed in weeks or days) corresponding to the Interest Period between the two nearest neighboring periods on the display.

     1.12 LIBOR Rate Loans shall mean those portions of principal of the Note accruing interest at the Adjusted LIBOR Rate.

     1.13 London Banking Day shall mean any day other than a Saturday, Sunday, or other day on which commercial banks in London, England, are authorized or required by law to close.

     1.14 Note shall mean the promissory note to which this exhibit is attached.

     1.15 Reference Rate shall mean the rate of interest publicly announced from time to time by Bank in San Francisco, California, as its "Reference Rate." The Reference Rate is set based on various factors, including Bank's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans. Bank may price loans to its customers at, above, or below the Reference Rate. Any change in the Reference Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Reference Rate.

     1.16 Reserve Adjustment shall mean as of any day the remainder of one minus that percentage (expressed as a decimal) which is the highest of any such percentages established by the Board of Governors of the Federal Reserve System (or any successor) for required reserves (including any emergency, marginal, or supplemental reserve requirement) regardless of the aggregate amount of deposits with said member bank and without benefit of any possible credit, proration, exemptions, or offsets for time deposits established at offices of member banks located outside of the United States or for eurocurrency liabilities, if any.

     1.17 Termination Date shall mean JUNE 30, 2000, or such earlier date upon which Bank makes demand for payment in full under the Note based on an Event of Default as defined in the Business Loan Agreement dated June 17, 1998.

Page A-2

                                   ARTICLE 2

                             INTEREST RATE OPTIONS

     2.1 Interest Rates and Payment Date. The Note shall bear interest from the date of Advance on the unpaid principal balance outstanding from time to time at the Floating Rate or Adjusted LIBOR Rate as selected by Borrower and all accrued interest shall be payable in arrears as provided in the Note.

     2.2 Procedure. Borrower may, on any London Banking Day two London Banking Days before a Commencement Date, request Bank to give an Adjusted LIBOR Rate quote for a specified loan amount and Interest Period. Bank will then quote to Borrower the available Adjusted LIBOR Rate. Borrower shall have two hours from the time of the quote to elect an Adjusted LIBOR Rate by giving Bank irrevocable notice of such election.

     2.3 Restrictions. Each Interest Period shall be one month or two months or three months or any other term acceptable to Bank in its sole discretion. In no event shall an Interest Period extend beyond the Termination Date. The minimum amount of a LIBOR Rate Loan shall be $250,000.

     2.4 Prepayments. If Borrower prepays all or any portion of a LIBOR Rate Loan prior to the end of an Interest Period, there shall be due at the time of any such prepayment the Prepayment Fee, determined in accordance with Form 51-6325 which is attached as Exhibit 1 to the Note. In all other cases no prepayment fee shall be payable.

     2.5 Reversion to Floating. The Note shall bear interest at the Floating Rate unless an Adjusted LIBOR Rate is specifically selected. At the termination of any Interest Period each LIBOR Rate Loan shall revert to a Floating Rate Loan unless Borrower directs otherwise pursuant to Section 2.2.

     2.6 Inability to Participate in Market. If Bank in good faith cannot participate in the Eurodollar market for legal or practical reasons, the Adjusted LIBOR Rate shall cease to be an interest rate option. Bank shall notify Borrower of and when it again becomes legal or practical to participate in the Eurodollar market, at which time the Adjusted LIBOR Rate shall resume being an interest rate option.

     2.7 Basis of Quotes. Borrower acknowledges that Bank may or may not in any particular case actually match-fund a LIBOR Rate Loan. FDIC assessments, and Federal Reserve Board reserve requirements, if any are assessed, will be based on Bank's best estimates of its marginal cost for each of these items. Whether such estimates in fact represent the actual cost to Bank for any particular dollar or Eurodollar deposit or any LIBOR Rate Loan will depend upon how Bank actually chooses to fund the LIBOR Rate Loan. By electing an Adjusted LIBOR Rate, Borrower waives any right to object to Bank's means of calculating the Adjusted LIBOR Rate quote accepted by Borrower.


                                   ARTICLE 3

                                    ADVANCES

     3.1 Revolving Loan Facility. Bank shall until the earlier of demand or the Termination Date make Advances to Borrower from time to time, to the extent of the Available Amounts, with the aggregate principal amount at any one time outstanding not to exceed $9,960,000.00. Borrower may borrow, prepay, and reborrow the principal of the Note in whole or in part.

     3.2 Procedure for Advances. Borrower may borrow on any Business Day. Borrower shall give Bank irrevocable notice (written or oral) specifying the amount to be borrowed and the requested borrowing date. Bank must receive such notice on or before 11:30 a.m., Seattle time, on the day borrowing is requested. All Advances shall be discretionary to the extent notification by Borrower is given subsequent to that time.



Page A-1

                          Exhibit 1 -- PREPAYMENT FEES

     If the principal balance of this note is prepaid (only under this LIBOR loan) in whole or in part, whether by voluntary prepayment, operation of law, acceleration or otherwise, a prepayment fee, in addition to any interest earned, will be immediately payable to the holder of this note.

     The amount of the prepayment fee depends on the following:

(1) The amount by which interest reference rates as defined below have changed between the time the loan is prepaid and either a) the time the loan was made for fixed rate loans, or b) the time the interest rate last changed (repriced) for variable rate loans.

(2)  A prepayment fee factor (see "Prepayment Fee Factor Schedule" on reverse).

(3)  The amount of principal prepaid.

If the proceeds from a CD or time deposit pledged to secure the loan are used to prepay the loan resulting in payment of an early withdrawal penalty for the CD, a prepayment fee will not also be charged under the loan.

              DEFINITION OF REFERENCE RATE FOR VARIABLE RATE LOANS

The "Reference Rate" used to represent interest rate levels for variable rate loans shall be the index rate used to determine the rate on this loan having maturities equivalent to the remaining period to interest rate change date (repricing) of this loan rounded upward to the nearest month. The "Initial Reference Rate" shall be the Reference Rate at the time of last repricing and a new Initial Reference Rate shall be assigned at each subsequent repricing. The "Final Reference Rate" shall be the Reference Rate at the time of prepayment.

                         CALCULATION OF PREPAYMENT FEE

If the Initial Reference Rate is less than or equal to the Final Reference Rate, there is no prepayment fee.

If the Initial Reference Rate is greater than the Final Reference Rate, the prepayment fee shall be equal to the difference between the Initial and Final Reference Rates (expressed as a decimal), multiplied by the appropriate factor from the Prepayment Fee Factor Schedule, multiplied by the principal amount of the loan being prepaid.

                     EXAMPLE OF PREPAYMENT FEE CALCULATION

VARIABLE RATE LOAN: A non-amortizing 6-month LIBOR based loan with principal of $250,000 is fully prepaid with 3 months remaining until next interest rate change date (repricing). An Initial Reference Rate of 7.0% was assigned to the loan at last repricing. The Final Reference Rate (as determined by the 3-month LIBOR index) is 6.5%. Rates therefore have dropped 0.5% since last repricing and a prepayment fee applies. A prepayment fee factor of 0.31 is determined from Table 3 below and the prepayment fee is computed as follows:

        Prepayment Fee = (0.07 - 0.065) x (0.31) x ($250,000) = $387.50

                 TABLE III: NONAMORTIZING (INTEREST ONLY) LOANS

Proportion of Remaining Principal Amount Being Prepaid  Months Remaining To Maturity/Repricing(1)
          0    3      6      9      12      24     36     48     60     84     120     240     360
0-100%    0     .31    .61    .91     1.21    2.3    3.4    4.4    5.3    6.9     8.9    13.0   14.8

(1) For the remaining period to maturity/repricing between any two maturities/repricings shown in the above schedules, interpolate between the corresponding factors to the closest month.

The holder of this note is not required to actually reinvest the prepaid principal in any U.S. Government Treasury Obligations, or otherwise prove its actual loss, as a condition to receiving a prepayment fee as calculated above.

[SEAFIRST BANK LOGO]                                           LOAN MODIFICATION
                                                                       AGREEMENT
--------------------------------------------------------------------------------

     This agreement amends the Promissory Note dated June 19, 1998 ("Note") executed by TELEDESIC L.L.C. ("Borrower") in favor of Bank of America National Trust & Savings Association, doing business as Seafirst Bank, successor by name change to Seattle-First National Bank ("Bank"), regarding a loan in the maximum principal amount of $9,960,000.00 (the "Loan"). For mutual consideration, Borrower and Bank agree to amend the above loan documents as follows:

     1. Credit Limit. The maximum principal amount of Borrower's line of credit is hereby changed to $11,275,000.00, and Borrower's maximum liability for principal under the Note is also changed to $11,275,000.00.

     2. Other Terms. Except as specifically amended by this agreement or any prior amendment, all other terms, conditions, and definitions of the Note and all other security agreements, guaranties, deeds of trust, mortgages, and other instruments or agreements entered into with regard to the Loan shall remain in full force and effect.

     DATED August 4, 1998


Bank:                              Borrower:

SEAFIRST BANK                      TELEDESIC L.L.C.
                                   BY: TELEDESIC CORPORATION MANAGING MEMBER

By: [SIGNATURE ILLEGIBLE]          By: /s/ JOHN J. NOKLEBERG
   -----------------------------      ------------------------------------------
                                      JOHN J. NOKLEBERG, CHIEF FINANCIAL OFFICER
Title: Vice President
     ---------------------------